                                                                       EXHIBIT 3

     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                                          310,000 Shares (subject to adjustment)



                              COMMON STOCK WARRANT



     THIS WARRANT (the "Warrant"), dated as of the 19th day of May, 1999, is made by PixTech, Inc, a Delaware corporation (the "Company"), pursuant to the Acquisition Agreement (the "Acquisition Agreement"), dated as of March 19, 1999, between the Company and Micron Technology, Inc., a Delaware corporation (the "Warrantholder").

                                  ARTICLE 1.
                      GRANT OF WARRANT AND EXERCISE PRICE

     1.1  Grant of Warrant and Exercise Price.  This Warrant entitles the
          -----------------------------------
Warrantholder to subscribe for and purchase from the Company up to Three Hundred Ten Thousand (310,000) shares (subject to adjustment as provided herein) of fully paid and nonassessable common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Warrant Shares") at a purchase price per share of $2.25313 (the "Exercise Price," subject to adjustment as provided herein). The right of the Warrantholder to subscribe for and purchase the Warrant Shares shall become exercisable as provided in Article 2 hereof.


                                  ARTICLE 2.
                              EXERCISE OF WARRANT

     2.1  Exercise Period; Expiration Date.  This Warrant may be exercised, from
          --------------------------------
time to time, in whole or in part during the period commencing on May 19, 1999 (the "Effective Date") and ending at 5:30 p.m. (California time) on the second anniversary thereof (unless such date is not a business day, in which case such period will end on the first business day thereafter (the "Expiration Date")).

     2.2  Procedure for Exercising the Warrant.  The Warrantholder may exercise
          ------------------------------------
this Warrant by executing the Notice of Exercise attached hereto as Exhibit A
                                                                    ---------
and delivering it to the Company and tendering the requisite aggregate Exercise Price for the number of Warrant Shares to be purchased on any business day during normal business hours.

     2.3  Payment of Exercise Price.  At the option of the Warrantholder,
          -------------------------
payment of the Exercise Price shall be made by (a) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (b) certified check payable to the order of the Company or (c) by any combination of such methods.

     2.4  Delivery of shares of Common Stock and Remaining Warrant.  In the
          --------------------------------------------------------
event of any exercise of this Warrant, certificates for the shares of Common Stock so exercised shall be delivered to the holder hereof within five (5) business days thereafter and, unless this Warrant has been fully exercised, converted or expired, a new Warrant representing the portion of the shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such five (5) business day period. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof. If the Warrant Shares are to be registered in the name of any entity or person other than the Warrantholder, the Company may require evidence of compliance by the Warrantholder with all applicable securities laws.


                                  ARTICLE 3.
                         AVAILABILITY OF WARRANT SHARES

     3.1  Reservation of Common Stock.  The Company covenants and agrees that it
          ---------------------------
will cause to be kept available out of its authorized and unissued Common Stock a number of shares of Common Stock that will be sufficient to permit the exercise in full of this Warrant.

     3.2  Authorization of Common Stock.  The Company covenants and agrees that
          -----------------------------
it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise or conversion of this Warrant shall, at the time of delivery of the certificates for such Warrant Shares, be duly and validly authorized and issued and fully paid and non-assessable shares.

     3.3  Stockholder Rights.  Each person or entity in whose name any
          ------------------
certificate for Warrant Shares is issued upon the exercise of this Warrant shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on, and such certificate shall be dated, the date upon which the Subscription Agreement was duly executed and payment of the aggregate Exercise Price was made. Prior to the exercise of this Warrant, the Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to the Warrant Shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, and to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     3.4  Adjustments.  If the Company shall, at any time or from time to time,
          -----------
(i) pay a dividend in Common Stock, or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) otherwise combine its outstanding Common Stock into a smaller number of shares (including through a recapitalization or otherwise), (a) the Exercise Price in effect on the record date for such dividend or on the effective date of such subdivision or combination shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and
(b) the number of Warrant Shares for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

     3.5  Reorganizations.  In case of any capital reorganization or
          ---------------
reclassification of the Common Stock, or any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), lawful provision shall be made so that there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised immediately prior to such Reorganization.

     3.6  Notice of Adjustments.  Whenever the Exercise Price or number of
          ---------------------
shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Article 3, the Company shall promptly prepare a certificate signed by the principal financial officer of the Company setting forth, in reasonable detail, the event regarding the adjustment, the amount of the adjustment, and the method by which such adjustment was calculated, and shall promptly cause copies of such certificate to be provided to the holder of this Warrant as provided in Section
                                                                        -------
5.1.
---


                                  ARTICLE 4.
                  WARRANTHOLDER REPRESENTATIONS AND WARRANTIES

     The Warrantholder represents and warrants to, and covenants with, the Company as follows:

     4.1  Representations.  It is acquiring the Warrant for investment for its
          ---------------
own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Warrant and the Warrant Shares have not been registered under the Act, or any state blue sky laws, by reason of specified exemptions from the registration provisions of the Act and such laws. It acknowledges that the Warrant and the Warrant Shares thereof must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Act, which permit the resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     4.2  Restrictive Legend.  Unless and until the resale of the Warrant Shares
          ------------------
pursuant to an effective Registration Statement, or until the Warrant Shares may be sold under an exemption from registration, including Rule 144, without restrictions, each certificate representing Warrant Shares, or any other securities issued in respect of the Warrant Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3  Restrictions On and Notice of Proposed Transfers.  The Warrantholder
          ------------------------------------------------
agrees that prior to any proposed transfer of any of the Warrant Shares, the Warrantholder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if requested by the Company, be accompanied by either (a) an opinion of legal counsel which counsel shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Warrant Shares may be effected without registration under the Act or under any applicable state or other securities laws or (b) a "no-action" letter from the staff of the Securities and Exchange Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the Staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the Warrantholder shall be entitled to transfer such Warrant Shares in accordance with the terms of the notice delivered to the Company. Each certificate evidencing the Warrant Shares transferred as provided above shall bear the appropriate restrictive legend set forth in Section 4.2 above, except that such certificate shall not bear such
         -----------
restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to comply with any provisions of the Act.


                                  ARTICLE 5.
                                 MISCELLANEOUS

     5.1  Notices.  Notices or demands relating to this Warrant shall be
          -------
sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows, or telexed, telecopied, or delivered by overnight or other courier:


     If to the Company:       PixTech, Inc.

                              Avenue Olivier Perroy
                              Zone Industrielle de Rousset
                              Rousset 13790 FRANCE
                              Attn:  President
                              Telephone:  011-33-4-42-29-10-00
                              Telecopy:  011-33-4-42-29-05-09

     If to the Warrantholder: Micron Technology, Inc.
                              8000 S. Federal Way
                              Boise, Idaho  83716
                              Attn:  General Counsel
                              Telephone:  (208) 368-4000
                              Telecopy:  (208) 368-4540

or such other address as may be provided by one party to the other in writing.

     5.2  Successors and Assigns.
          ----------------------

          (a) All the covenants and provisions of this Warrant by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder and this Warrant may be freely assigned; provided that the assignor shall execute a Transfer Notice as attached hereto as Exhibit B.
                   ---------

          (b) If requested by the Company, any such form of assignment shall be accompanied by either (i) an opinion of legal counsel, which counsel shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of this Warrant may be effected without registration under the Act or under any applicable state or other securities laws or (ii) a "no-action" letter from the staff of the Securities and Exchange Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the Staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the Warrantholder shall be entitled to transfer such Warrant in accordance with the terms of the notice delivered to the Company.

     5.3  Warrantholder Registry; Ownership.  The Company shall maintain a
          ---------------------------------
registry showing the name and address of the registered holder of this Warrant. The Company and any agent of the Company may treat the person or entity in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

     5.4  No Fractional Shares or Script.  No fractional Warrant Shares or scrip
          ------------------------------
representing fractional Warrant Shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional Warrant Shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     5.5  Replacement.  Upon receipt of evidence reasonably satisfactory to the
          -----------
Company of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

     5.6  Governing Law.  This agreement and the Warrant, and all questions
          -------------
relating to the interpretation, construction and enforceability of this agreement, shall be governed in all respects by the substantive laws of the State of Delaware, without regard to the conflicts of law rules of the State of Delaware.

     5.7  Amendments and Waivers.  Except as otherwise provided herein, the
          ----------------------
provisions of this Warrant may not be amended, modified or supplemented, other than by a written instrument executed by the Company and the Warrantholder.

     5.8  No Impairment of Rights.  The Company will not, by amendment of its
          -----------------------
Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     5.9  Survival.  The representations, warranties, covenants and conditions
          --------
of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

     5.10  Severability.  In the event that any one or more of the provisions
           ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Warrantholder shall be enforceable to the fullest extent permitted by law.

     5.11  Notice of Capital Changes.  In case:
           -------------------------

          (i) the Company shall declare any dividend or distribution (whether payable in cash, securities, assets or otherwise) payable to the holder of its Common Stock;

          (ii)   there shall be any Reorganization of the Company; or

          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in Section 5.1, of the date
                                                        -----------
on which a record shall be taken for such dividend or distribution or for determining stockholders entitled to vote upon such Reorganization, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least thirty
(30) days prior to the closing of the transaction in question and not less than twenty (20) days prior to the record day in respect thereof.

     5.12  Additional Information.  During the period from the Closing until the
           ----------------------
termination of this Warrant, the Warrantholder shall be entitled to receive such financial and other information as the Warrantholder would be entitled to receive under the Acquisition Agreement if the Warrantholder were a holder of that number of shares of Common Stock issuable upon full exercise of this Warrant.

     IN WITNESS WHEREOF, PixTech, Inc. has caused this Warrant to be duly executed and delivered, all as of the date and year first above written.

                                    PIXTECH, INC.


                                    By:  /s/ Dieter Mezger
                                         -------------------------------------
                                         President and Chief Executive Officer

                                   EXHIBIT A

                               NOTICE OF EXERCISE


To:  PixTech, Inc.


 (i) The undersigned Warrantholder hereby elects to purchase _______ shares of the Common Stock of PixTech, Inc., pursuant to the terms of the Warrant dated the 19th day of May, 1999 (the "Warrant") between PixTech, Inc. and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

 (ii) In exercising its rights to purchase the Common Stock of PixTech, Inc., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Article 5 of the Warrant.

 (iii) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.


___________________________________
(Name)


___________________________________
(Address)

Warrantholder: Micron Technology, Inc.

By:
    -------------------------------

Title:
       ----------------------------

Date:
     ------------------------------

                                   EXHIBIT B

                                TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required Information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to


_______________________________________________________
(Please Print)

whose address is_______________________________________

_______________________________________________________


          Dated:
                ---------------------------------------

          Warrantholder's Signature:
                                    -------------------

          Warrantholder's Address:
                                  ---------------------


          ---------------------------------------------


Signature Guaranteed:
                     ----------------------------------

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.